Teleflex Incorporated Q2 2009 Financial Results July 27, 2009 Exhibit 99.1

Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, forecasted investment in Medical Segment research and development for 2009; an expected increase in delivery of cargo systems by our Aerospace Segment during the second half of 2009; forecasts of 2009 earnings per share from continuing operations available to common shareholders including special charges, special charges and earnings per share from continuing operations before special charges; forecasted 2009 adjusted cash flow from operations; forecasted Medical Segment core revenue growth and adjusted segment operating margins for 2009; anticipated synergies related to the integration of Arrow International; expected revenue challenges with respect to our Aerospace and Commercial segments; foreign currency assumptions for the second half of 2009; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include gross margin excluding special charges; segment operating margins before special charges; adjusted segment operating profit and margins; earnings per share from continuing operations excluding special charges; cash flow from continuing operations excluding certain tax payments; adjusted gross profit; adjusted operating expenses; operating income before special charges; income and diluted earnings per share, excluding restructuring and impairment charges, losses and other charges, fair market value inventory adjustment and tax adjustments; adjusted cash flow from operations; forecasted earnings per share from continuing operations excluding special charges; and forecasted adjusted segment operating margins. These non-GAAP measures exclude the impact of restructuring and impairment costs, losses and other charges, certain tax payments, fair market value adjustments for inventory and acquisition integration costs. In addition, this presentation includes information regarding adjusted free cash flow, which reflects cash from operations minus capital expenditures and excludes the impact of certain tax payments. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor and other product costs along with the segment's selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. Core revenues and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from year to year and the comparable activity of companies acquired or divested within the most recent twelve-month period. The following slides reflect continuing operations.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 29581742

Jeff Black Chairman and Chief Executive Officer

Second Quarter Financial Highlights Medical core revenue flat, up 5% sequentially from Q1'09 Consolidated core revenue decline of 8% Gross Margin excluding special charges of 42.7%, up 80 bps Segment operating margins before special charges of 15.0%, up 60 bps Adjusted Segment Operating Margins 2009 2008 Medical: 21.7% 19.3% Aerospace: 2.8% 11.6% Commercial: 3.9% 8.6% EPS excluding special charges of $0.96 - up 17% Adjusted cash flow from continuing operations (excluding $97.5 million tax payment on gain on sale of ATI) of $82.7 million, up 71%

Year-to-Date Financial Highlights Consolidated core revenue decline of 8% principally from Aerospace and Commercial Segments Gross Margin excluding special charges of 42.3%, up 100 bps Segment operating margins before special charges of 14.7%, up 80 bps Adjusted Segment Operating Margins 2009 2008 Medical: 21.3% 20.1% Aerospace: 5.0% 9.5% Commercial: 4.7% 5.8% EPS excluding special charges of $1.72 - up 17% Cash flow from continuing operations (excluding $97.5 million tax payment on gain on sale of ATI) of $78.2 million, up 4%

Invest to Grow ($ in Millions) Goal: 5% - 6% of revenue within 3 to 4 years Note: excludes $21.5M and $5M of FDA remediation expense in 2008 & 2009, respectively

Clinical Education

Kevin Gordon Executive Vice President and Chief Financial Officer

Three Month Summary from Continuing Operations

Three Month Summary from Continuing Operations Note: Q2'09 restructuring & impairment charges, include goodwill & intangible impairments of approx $33.3m, net of tax Q2'09 losses and other charges include integration costs of $0.3m, net of tax Q2'09 tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the expiration of the statute of limitations for various uncertain tax provisions, the settlement of tax audits, and adjustments to previously filed tax returns Q2'08 losses and other charges includes integration costs of $2.4m, net of tax

Year-to-Date Summary from Continuing Operations

Year-to-Date Summary from Continuing Operations Note: Q2'09 year-to-date restructuring & impairment charges, include goodwill & intangible impairments of approx $33.3m, net of tax Q2'09 year-to-date losses and other charges includes loss on sale of Gauge business of $1.6m, net of tax & integration costs of $0.7m, net of tax Q2'09 year-to-date tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the expiration of the statute of limitations for various uncertain tax provisions, the settlement of tax audits, and adjustments to previously filed tax returns. Q2'08 year-to-date losses and other charges includes integration costs of $2.6m, net of tax

Medical Segment Critical Care Anesthesia core revenue growth in N.A. & EMEA Results of focused sales force in N.A. Vascular access core revenue growth in N.A. with progress in PICC products Respiratory core revenue growth in EMEA & Asia/Latin America more than offset by weakness in North America Urology growth in N.A. & EMEA driven by intermittent catheter product lines Surgical Core revenue growth in all regions Increased sales of higher margin closure devices drive core revenue growth and margins General instruments down due to hospital capital constraints Cardiac Core revenue up 7% due to resolution of IAB catheter recall from Q1'09 OEM Inventory rebalancing at OEMs and orthopedic weakness drive core revenue decline Segment Reduced FDA remediation spending and incremental synergies positively impact adjusted operating margins in Q2'09 and year-to-date Note: Adjusted operating profit & margin excludes certain charges. See reconciliation table in Appendix for additional details.

Cargo Handling Decline in wide-body sales due to lower ship-set sales value of A330 systems Aftermarket conversions not available due to reduced cargo demand and parked aircraft Narrow-body unit volume down 32% from record Q2'08 Spares sales down approximately $5M from Q2'08 Overall economic conditions drives lack of orders in cargo container and actuator businesses Cost containment initiatives continue in these businesses Goodwill impairment of $6.7M Expect improvement in second half of 2009 due to increase in 747-8 wide-body unit shipments Aerospace Segment

Commercial Segment Marine Revenues down versus prior year quarter; up sequentially Aftermarket core revenue flat vs. Q2'08 OEM core revenue down significantly Gauge divestiture impacts revenue by approx. $4M Cost containment initiatives help to mitigate volume decline and drive sequential margin improvement Two plants closed during the second quarter and moved to third party logistics in Europe Rigging Services Core revenue decline of 10% over Q2'08 Gulf oil rigs down over 30% Retail vs. wholesale mix and sale of higher cost inventory drive margin decline Power Systems Increase in truck APU volume offset by decline in rail APU and alternative fuel volume Increased warranty costs Goodwill impairment of $25.1M

Year-to-Date Adjusted Cash Flow From Continuing Operations ($ Millions) Capital Expenditures - $16.8 million Capital Expenditures - $15.1 million Note: 2008 & 2009 Cash Flow from Operations & Free Cash Flow exclude tax payments of $90.2M & $97.5M, respectively related to gain on sale of businesses

Low High Earnings per share from continuing operations available to common shareholders including special charges $2.35 $2.60 Add-back special charges $1.05 $1.00 Earnings per share from continuing operations before special charges $3.40 $3.60 2009 Outlook Adjusted cash flow from continuing operations $210 million $220 million

Jeff Black Chairman and Chief Executive Officer

Summary Medical Expect stronger revenues in second half of 2009 Low single-digit core revenue growth for FY'09 Adjusted segment operating margins approximately 21% for the year Continuing to make investments in R&D and sales force initiatives On track to achieve $18 to $20 million of Arrow integration synergies in FY'09 Aerospace & Commercial Expect continued revenue challenges due to increased uncertainty in several of the end markets served Anticipate increase in delivery of higher ship-set value cargo systems in second half of 2009 Cost containment initiatives mitigate bottom-line impact Teleflex Raising EPS excluding special charges guidance to $3.40 to $3.60; growth of 9% to 15% Reaffirming adjusted cash flow from continuing operations guidance of $210 to $220 million Foreign currency assumptions for second half of 2009 consistent with current exchange rates

Question and Answer Session

Appendices

Appendix A - Reconciliation of Medical Operating Profit and Margins

Appendix B - Reconciliation of Teleflex Gross Profit and Margins

Appendix C - Reconciliation of Teleflex Operating Expenses

Appendix D - Special Charge Income Statement Classification Summary

Appendix E - Reconciliation of Teleflex Cash Flow from Continuing Operations

Appendix F - Net Debt to Total Capital Reconciliation ($ Millions) * * = no quarterly installments due under bank agreement until September 30, 2010